MATERIAL TRANSFER AGREEMENT

This Material Transfer Agreement ("Agreement") is entered into as of March 2, 2001 (the "Effective Date") by and among NeuralStem Biopharmaceuticals, Ltd. ("NeuralStem"), a company incorporated under the laws of the State of Maryland, having an address at 387 Technology Drive, College Park, Maryland 20742 on the one side, and Johns Hopkins University ("JHU"), having an address at 720 Rutland Avenue, Ross 558, Baltimore, Maryland 21205, and its employee Vassilis Koliatsos, M.D. ("PI") on the other side (JHU and PI collectively referred to as the "Recipients").

Whereas, NeuralStem is the owner of certain patented and proprietary technology relating to production and use of human CNS stem cells, and

Whereas, NeuralStem desires to provide such cells to PI for research evaluation purposes only, and

Whereas, PI desires to evaluate said cells in PI's transgenic mouse models of neurodegenerative disease in order to determine the functional feasibility of future commercial use of such cells for therapeutic uses in Alzheimer's disease (AD) and Amyotrophic Lateral Sclerosis ("ALS"),

The parties therefore agree as follows:

Article 1.0 Definitions

1.1 **"Research Materials"** means the Materials, the know-how provided by NeuralStem to PI, and any Progeny and Unmodified Derivative thereof. **"Materials"** means the materials provided by NeuralStem to PI listed in Appendix A. **"Progeny"** means an unmodified descendant from the Materials, such as a virus from virus, cell from cell, or organism from organism. **"Unmodified Derivative"** means a substance which constitutes an unmodified functional subunit or product expressed by the Materials, such as subclones of unmodified cell lines, purified or fractionated subsets of the Materials, proteins expressed by Materials, or monoclonal antibodies secreted by a hybridoma cell line.

1.2 **"Research Uses"** means experimental research and evaluation of Research Materials conducted by PI in its own laboratories and for its own internal use in the performance of the research program described in Appendix B (the **"Research Program"**), and any subsequent addenda thereto. Research Uses specifically excludes any commercial use of Research Materials or any use in PI programs participated in by any other entity, whether for-profit or non-profit, without the prior express written permission of NeuralStem.

1.3 **"Research Results"** means any data or records, whether compiled in electronic, written or other form, arising from the use by PI of Research Materials.

1.4 **"Neural Stem Patents"** means any patents or patent applications together with all patents resulting therefrom in any and all jurisdictions which cover the manufacture, use or sale of human CNS stem cells, and any progeny, derivative, improvement or modification thereof, which are owned or controlled by NeuralStem at the Effective Date, including all licensed patents or patent applications that NeuralStem has the right to sublicense at the Effective Date.

Article 2. 0 Material Transfer And Restrictions On Use

2.1 NeuralStem hereby agrees to provide to PI, in multiple distributions, as necessary, Research Materials as listed in Appendix A, and any subsequent addenda thereto.

2.2 The Recipients hereby agree that Research Materials will be used under suitable containment conditions in compliance with all government laws and regulations and for Research Uses only.

2.3 The Recipients agree that Research Materials will remain the sole property of NeuralStem.

2.4 The Recipients agree that they will retain control over and will assume all responsibility for the custody of Research Materials. The Recipients further agree that they will surrender any unused Research Materials to NeuralStem, should NeuralStem so request, along with a record of all used or spent Research Materials or will dispose of any unused Research Materials as otherwise directed by NeuralStem.

2.5 The Recipients agree they will not transfer, sell, give, or otherwise convey in any form whatsoever, Research Materials to any other person or entity, including without limitation any of PI's commercial, non-commercial, joint venture partners or aliases, without the prior, express written permission of NeuralStem. The Recipients will not make, and shall not permit others to make materials which contain or incorporate the Research Materials or other substances created through use of the Research Materials, which are not Progeny or Unmodified Derivatives.

2.6 NeuralStem agrees to render a reasonable amount of technical assistance as may be required by PI to permit PI to evaluate Research Materials for Research Uses only. The determination of what constitutes a reasonable amount of technical assistance will be made solely by NeuralStem.

2.7 The parties agree that nothing in this Agreement shall be construed in any way as restricting or interfering with NeuralStem's right to distribute Research Materials to any other person or entity.

Article 3.0 Reports And Publication

3.1 PI shall keep an accurate accounting record of its use of Research Materials and shall provide a copy of this record upon request to NeuralStem. PI agrees that it will not publish or publicly disclose any Research Results or characterization or description of Research Materials without providing an advance copy of any publication or disclosure to NeuralStem ninety (90) days before the proposed publication or disclosure date. NeuralStem may review and comment on the publication or disclosure as well as identify novel discoveries it would like to have protected by the filing of a patent application prior to such publication or disclosure. Such applications shall be filed at the option and expense of JHU or at the request and expense of NeuralStem. If NeuralStem files an application it shall use counsel reasonably acceptable to both parties and will copy Recipients on all correspondence regarding the application, and the Recipients shall cooperate with NeuralStem as reasonably required by NeuralStem in connection with the preparation of such filing and prosecution. PI agrees to provide appropriate acknowledgement of the source of the Research Materials in all publications and disclosures.

3.3 PI will provide NeuralStem on a regular basis, but not less than quarterly, the Research Results in the form of a written report. NeuralStem, its collaborators and its licensees shall be free to use such Research Results for any purpose, provided (a) JHU is notified in writing prior to any use of such results in a patent application by NeuralStem, its collaborators and its licensees, and (b) written permission is obtained from JHU for any use in advertising, marketing, or other promotional purposes by NeuralStem, its collaborators and its licensees.

Article 4.0 Representations And Warranties

4.1 NeuralStem represents and warrants to the Recipients that, to its knowledge as of the Effective Date, it has the right to transfer Research Materials for the Research Uses to PI under this Agreement.

4.2 While NeuralStem confirms that Research Materials are subject matter under NeuralStem Patents, PI and NeuralStem agree that nothing hereunder shall be construed to represent any license or right under NeuralStem Patents to the Recipients, other than those rights expressly granted under this Agreement.

4.3 The Recipients represent and warrant to NeuralStem that they have the right to accept the terms and obligations of this Agreement and that they will maintain compliance with all applicable laws in carrying out its obligations under this Agreement.

4.4 Each party represents and warrants it has the full right and authority to enter into this Agreement and that the individual executing this Agreement on its behalf has the authority to do so.

4.5 The Recipients represent and warrant to NeuralStem that they are acting on their own behalf under this Agreement and are not acting in their capacity as a contractor or agent of the United States Government.

4.6 THESE RESEARCH MATERIALS ARE PROVIDED "AS IS" WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR ANY OTHER WARRANTY EXPRESS OR IMPLIED. NEURALSTEM MAKES NO REPRESENTATION OR WARRANTY REGARDING THE VALIDITY OR SCOPE OF NEURALSTEM PATENTS NOR THAT THE RESEARCH MATERIALS OR THEIR USE WILL NOT INFRINGE ANY PATENT OR ANY OTHER PROPRIETARY RIGHT OF ANY THIRD PARTY. IN NO EVENT, OTHER THAN BREACH OF ITS REPRESENTATIONS OR WARRANTIES IN THIS ARTICLE, WILL NEURALSTEM BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE EXERCISE OF THIS AGREEMENT OR THE USE OF RESEARCH MATERIALS.

<u>Article 5.0 Confidentiality</u>

5.1 As used herein, "Confidential Information" shall mean (a) all trade secrets or confidential or proprietary information which is designated in writing as confidential or proprietary by the disclosing party prior to or at the time of the disclosure thereof; and (b) information disclosed without such designation, if the disclosing party, within thirty (30) days after such disclosure, informs the receiving party in writing of the confidential or proprietary nature of the disclosed information, describing such information and referencing the place and date of the oral, visual or written disclosure and the names of the employees or officers of the receiving party to whom such disclosure was made.

5.2 During the term of this Agreement and for a period of five (5) years from any termination or expiration hereof, the parties agree to keep Confidential Information of the other party in confidence, not to disclose Confidential Information of the other party to any third party and not to use Confidential Information of the other party for any purpose, other than as permitted in this Agreement.

5.3 The restrictions on the disclosure and use of Confidential Information shall not apply to any Confidential Information which: (i) was known by the receiving party (as evidenced by the receiving party's written records) prior to disclosure by the disclosing party hereunder; (ii) is or becomes part of the public domain through no fault of the receiving party; (iii) is disclosed to the receiving party by a third party having a legal right to make such a disclosure; or (iv) is independently developed by employees or consultants of the receiving party without use or access to the Confidential Information of the disclosing party.

5.4 This Agreement shall supersede any other prior agreements regarding the protection of confidential information, and any confidential information disclosed to the other party under such other prior agreements shall be subject to the terms of this Section 5.

Article 6.0 Intellectual Property

"Inventions" shall mean Sole Inventions and Joint Inventions. "Sole Invention(s)" shall mean any new and useful invention or discovery conceived by employees or consultants of the Recipients alone in the course of performing the Research Program. **"Joint Invention(s)"** shall mean any new or useful invention or discovery conceived jointly by an employee or consultant of a Recipient and an employee or consultant of NeuralStem in the course of performing the Research Program. Sole Inventions shall be solely owned by the Recipients and Joint Inventions shall be jointly owned by the Recipients and NeuralStem.

6.2 The Recipients hereby grant to NeuralStem a fully paid-up, royalty-free, non-exclusive license to Sole Inventions and the Recipients' interest in Joint Inventions. In addition the Recipients hereby grant to NeuralStem the first right to negotiate an exclusive license to Sole Inventions and Recipients' rights in any Joint Inventions for which NeuralStem has paid and/or has agreed to pay patent expenses. Such license shall be negotiated in good faith with and terms considered reasonable and customary in the field for like inventions. Such license shall also provide for the reimbursement of any future patent expenses incurred by Recipients. If the parties do not enter into a written agreement within six (6) months following the filing of a patent application for such invention or if NeuralStem ceases to pay patent expenses, Recipients shall be free to license to others and shall have no further obligations to NeuralStem with respect to such Inventions. Any exclusive license granted to NeuralStem by Recipients shall be subject to rights retained by the United States government in accordance with P.L. 96-517, as amended by P.L. 98-620, and subject to the retained right of Recipients to make, have made, provide and use Inventions for its and The Johns Hopkins Health Systems' non-profit purposes. Invention disclosures and related correspondence shall be directed to the following people:

For JHU:

Director
Office of Technology Licensing
Johns Hopkins University
111 Market Place, Suite 906
Baltimore, MD 21202

For NeuralStem:

Christine Copple, Ph.D.
Executive V.P. & C.O.O.
NeuralStem Biopharmaceutical, Ltd.
387 Technology Drive
College Park, MD 20742

Article 7.0 Term And Termination

7.1 The term of this Agreement is three (3) years from the Effective Date unless sooner terminated in accordance with this Article by either of the Recipients.

7.2 Either party may terminate this Agreement upon ninety (90) days written notice.

7.3 Upon termination of this Agreement, all rights and obligations of either party shall cease except for those under Sections 2.2 to 2.7 (Material Transfer and Restrictions On Use); Article 3 (Reports and Publication), Article 5 (Confidentiality) and Article 6 (Intellectual Property).

Article 8 0 Miscellaneous Provisions

8.1 No failure on the part of either party to exercise, and no delay in exercising any right or remedy under this Agreement or provided by statute or at law, shall impair or constitute a waiver of such

right or remedy or be construed as a waiver of any breach of this Agreement, nor shall any partial exercise of such right or remedy preclude further exercise thereof.

8.2 The Recipients shall be excused for failure or delay in performing any of their respective obligations under this Agreement if failure or delay is caused by force majeure, to the extent such failure or delay is caused by said force majeure.

8.3 All notices, requests and other communications regarding the terms or performance of this Agreement shall be in writing, shall refer specifically to this Agreement and shall be personally delivered or sent by registered mail, overnight courier or certified mail, return receipt requested, postage prepaid, or by facsimile or electronic mail, in each case to the address specified below, or as to other such address as may be specified in writing to the other party.

NeuralStem:

NeuralStem Biopharmaceuticals, Ltd.
387 Technology Drive
College Park, Maryland 20742
Fax:
e-mail: neuralstem@aol.com
Attention: Dr. Christine D. Copple

Recipients:

Attn: Material Transfer Agreement Manager
Office of Technology Licensing
Johns Hopkins University
111 Market Place, Suite 906
Baltimore, MD 21202
Fax: 410-347-3201

Such notices shall be deemed received on the next business day after dispatched in the case of overnight courier or five (5) business days after deposit in the U.S. mail.

8.4 The rights and obligations under this Agreement are not assignable by either party without the prior written consent of the other, except that NeuralStem may assign this Agreement in connection with a merger, acquisition or sale of substantially all of its assets to which this Agreement relates.

8.5 This Agreement constitutes the entire agreement between the parties and no provision of this Agreement shall be varied or contradicted by any oral agreement. All prior or contemporaneous understandings or agreements, whether written or oral, between the parties with respect to the subject matter herein are hereby superseded in their entirety by this Agreement. No amendment shall be effective unless made in writing specifically identifying this Agreement and the provision to be amended and signed by the parties.

8.6 This Agreement shall be construed and enforced in accordance with the laws of the State of Maryland.

8.7 If any provision of this Agreement is held unenforceable in any jurisdiction, all other provisions shall remain in full force and effect in such jurisdictions and such unenforceability will not affect the enforceability of the provision in other jurisdictions. To the extent permitted by applicable

law, the parties hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

8.8 This Agreement may be executed in counterparts.

8.9 Neither party shall use the name of the other or any contraction or derivative thereof or the name(s) of the other party's faculty members, employees, or students, as applicable, in any advertising, promotional, or sales literature without prior written consent from the other party.

8.10Representations and Warranties by Recipient.
"AFFILIATED COMPANY" or "AFFILIATED COMPANIES" shall mean any corporation, company, partnership, joint venture or other entity, which controls, is controlled by or is under common control with NeuralStem. For purposes of this Agreement, control shall mean the direct or indirect ownership of at least fifty- percent (50%).

"SUBLICENSEE(S)" shall mean any person or entity other than an AFFILIATED COMPANY to which NeuralStem has granted a sublicense under this Agreement.

"PATENT RIGHTS" shall mean Recipient's rights in any U.S. patents covering Inventions, and all continuations, divisions, and reissues based thereof, and any corresponding foreign patent applications, and any patents, patents of addition, or other equivalent foreign patent rights issuing, granted or registered thereon.

JHU warrants that it has good and marketable title to its interest in the Inventions claimed under PATENT RIGHTS with the exception of certain retained rights of the United States government. JHU does not warrant the validity of any patents they may obtain or that practice under such patents shall be free of infringement. NEURALSTEM, AFFILIATED COMPANIES AND SUBLICENSEE AGREE THAT THE PATENT RIGHTS ARE PROVIDED "AS IS", AND THAT JHU MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF INVENTIONS INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY. RECIPIENTS DISCLAIM ALL WARRANTIES WITH REGARD TO INVENTIONS LICENSED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, RECIPIENTS ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF RECIPIENTS FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, AND CONSEQUENTIAL DAMAGES, ATTORNEYS' AND EXPERTS' FEES, AND COURT COSTS (EVEN IF RECIPIENTS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE, OR SALE OF INVENTIONS LICENSED UNDER THIS AGREEMENT. NEURALSTEM, AFFILIATED COMPANIES AND SUBLICENSEE ASSUME ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY INVENTIONS USED, OR SOLD BY NEURALSTEM, ITS SUBLICENSEE AND AFFILIATED COMPANIES.

8.11 Indemnification of Recipients. Recipients will not, under the provisions of this Agreement or otherwise, have control over the manner in which NeuralStem or its AFFILIATED COMPANIES or its SUBLICENSEE or those operating for its account or third parties who purchase embodiments of Inventions from any of the foregoing entities, practice the Inventions. NeuralStem shall defend and hold Recipients, The Johns Hopkins Health Systems, their present and former trustees, officers, inventors, agents, faculty, employees and students harmless as against any judgments, fees, expenses, or other costs arising from or incidental to any product liability or other lawsuit, claim, demand or other action brought as a consequence of the practice of said embodiments of Inventions by any of the foregoing entities, whether or not Recipients or

said inventors, either jointly or severally, is named as a party defendant in any such lawsuit. Practice of the embodiments of Inventions by an AFFILIATED COMPANY or an agent or a SUBLICENSEE or a third party on behalf of or for the account of NeuralStem or by a third party who purchases embodiments of Inventions from NeuralStem, shall be considered NeuralStem's practice of said embodiments of Inventions for purposes of this Paragraph. The obligation of NeuralStem to defend and indemnify as set out in this Paragraph shall survive the termination of this Agreement.

8.12 Product Liability. Prior to initial human testing or first commercial sale of any embodiments of Inventions as the case may be in any particular country, NeuralStem shall establish and maintain, in each country in which NeuralStem, an AFFILIATED COMPANY or SUBLICENSEE shall test or sell embodiments of Inventions, product liability or other appropriate insurance coverage appropriate to the risks involved in marketing embodiments of Inventions and will annually present evidence to Recipients that such coverage is being maintained. Upon JHU's request, NeuralStem will furnish JHU with a Certificate of Insurance of each product liability insurance policy obtained. JHU shall be listed as an additional insured in NeuralStem's said insurance policies. If such product liability insurance is underwritten on a 'claims made' basis, NeuralStem agrees that any change in underwriters during the term of this Agreement will require the purchase of 'prior acts' coverage to ensure that coverage will be continuous throughout the term of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first stated above.

NeuralStem Biopharmaceuticals, Ltd.

By: [signature]
Christine D. Copple. Ph.D.
Chief Operating Officer

Johns Hopkins University

By: [signature]
Keith Baker, Ph.D., Acting Director
Office of Technology Licensing

Principal Investigator:

By: [signature]
Vassilis Koliatsos, M.D.
Associate Professor

APPENDIX A

PACKING SLIP

for Material Transfers related to the MTA
between The Johns Hopkins University, Division of Neuropathology (JHUDONP)
and NeuralStem Biopharmaceuticals, Ltd. (NeuralStem)

Date: ______________________

TO: **Vassilis E. Koliatsos, M.D.**
Associate Professor of Pathology, Neurology,
Neuroscience and Psychiatry and Behavioral Sciences
The Johns Hopkins University
Division of Neuropathology
720 Rutland Avenue, Ross 558
Baltimore, MD 21205-2196

Signature: ______________________

From: ______________________

____

____

____

Signature: ______________________

Description of Items:
________ size: ________

APPENDIX B

MTA Research Plan
between The Johns Hopkins University Division of Neuropathology (JHUDONP) and NeuralStem Biopharmaceuticals, Ltd. (NeuralStem)

I. Scope of the Work and Research Objectives

Human neural stem cells from NeuralStem will be transplanted into both brain and spinal cord of injured or transgenic animals to test their ability for survival and integration into the host nervous system, including phenotypic and connectional differentiation; at à later stage, we will assess the ability of these cells to ameliorate symptoms and signs of neural injury in animal models of Alzheimer's disease and Amyotrophic Lateral Sclerosis (APP and SOD-1 transgenic mice).

For the brain experiments, basal forebrain cholinergic neurons located in the medial septum will be lesioned either with fimbria-fornix transections or with the injection of 192 IgG-saporin into the hippocampus. Human neural stem cells will be then transplanted into the basal forebrain or the 3rd ventricle. The goal of these experiments is to determine whether grafted neural stem cells can migrate and differentiate into basal forebrain cholinergic neurons. In parallel experiments, we will determine the ability of these cells to migrate and differentiate into cortical neurons when transplanted near major white matter tracts, such as the corpus callosum and the internal capsule. If these simple transplantation paradigms prove successful, then we will transplant neural stem cells in transgenic mice that over-express amyloidogenic mutations of APP, thus serving as models of Alzheimer's disease.

For the spinal cord experiments, control spinal corda or spinal cords with L4-L5 ventral root avulsions will be grafted with neural stem cells delivered via a dorsal approach. As with the brain experiments, we will assess animals for both the survival and differentiation of grafted cells into motor neurons, including extension of new axons into the ventral root (intact spinal cord) or ventral root entry zone (animals with avulsions). If we have success with these simple models, then we will be in position to test human neural stem cells in transgenic mice bearing mutations of the SOD-1 gene which recapitulate all the cardinal features of human Amyotrophic Lateral Sclerosis.

II. Ownership and Licensing rights to the NeuralStem human neural stem cells and neural stem cell derived cells

JHUDONP is aware that its use of the NeuralStem human stem cells and/or stem cell derived cells for the proposed study is not a grant of any licensing or ownership rights in the neural stem cells or neural stem cell derived cells and that for any use of these neural stem cells or neural stem cell derived cells outside the scope of the current research or any subsequent commercial use, JHUDONP may need to seek a license to use those neural stem cells or neural stem cell derived cells from NeuralStem.

III. Source of Human Stem Cells

NeuralStem human neural stem cells are derived from post-mortem human fetal donations. All donations are documented for maternal consent, maternal health history, and family history and all donations are rendered anonymous. The entire process for recruitment of donors and the subsequent use of the tissue for isolation of neural stem cells has been reviewed by the appropriate Institutional Review Boards (IRBs) and approved for use by NeuralStem and the Company's collaborators.